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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANTS

         Set forth below are the directly and indirectly wholly owned subsidiaries of Venture Holdings Trust, including those subsidiaries that are co-registrants. Other than Venture Germany GmbH, the subsidiaries of Venture Holdings Trust have no subsidiaries. Also listed below is the state or other jurisdiction of incorporation of each subsidiary, and the names under which such subsidiaries do business.

                                                  Other name(s) under which
Name                            Jurisdiction      the company does business
----                            ------------      -------------------------
Vemco, Inc.                     Michigan          Quantum Polymer Processors, Inc.
                                                  Venture Grand Blanc

Venture Industries Corporation  Michigan          n/a

Venture Mold & Engineering      Michigan          Venture Industries Technical
Corporation                                       Development Company

Venture Leasing Company         Michigan          n/a

Vemco Leasing, Inc.             Michigan          n/a

Venture Holdings Corporation    Michigan          Bailey

Venture Service Company         Michigan          Venture Holding
                                                  Venture Advanced Engineering
                                                  Venture Advanced Engineering
                                                      Group
                                                  Venture Manufacturing Group
                                                  Venture Holdings Group
                                                  Venture Mold Group
                                                  Venture Sales Group

Venture Industries Canada Ltd.  Ontario, Canada   n/a

Experience Management L.L.C.    Michigan          n/a

Venture Germany GmbH            Germany           n/a

Venture Beteiligungs GmbH       Germany           n/a
(wholly owned subsidiary of
Venture Germany GmbH)

Venture Verwaltungs GmbH        Germany           n/a
(wholly owned subsidiary of
Venture Germany GmbH)